UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona	85283
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 333-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2018, Insight Enterprises, Inc. (the “Company”) announced the appointment of Rachael Bertrandt, age 43, to the position of Global Corporate Controller and Principal Accounting Officer, effective September 30, 2018. Ms. Bertrandt has served as Vice President of Finance, Controller – North America of the Company since December 2016 and is a certified public accountant. She began her career in public accounting in 1997 with Ernst & Young LLP. Ms. Bertrandt has held controller positions with several multinational companies in the software, medical services and semiconductor industries. Before joining the Company, Ms. Bertrandt served as the Senior Director Controller, Global Accounting at Amkor Technology, Inc., a semiconductor product packaging and test services provider, from 2006 to 2016. The Company anticipates entering into an employment agreement with Ms. Bertrandt, pursuant to which she will receive the following compensation and benefits:

• an annual base salary of $250,000;

• participation in the Company’s 2018 cash incentive compensation plan, with a target incentive bonus of 40% of her base salary;

• eligibility to participate in annual equity-based compensation awards with a value of $150,000 under the Company’s 2007 Omnibus Plan; and

• in the event of termination of employment without cause or in the event of a termination of employment following a change in control, a payment equal to her then current annual base salary and reimbursement for the actual cost of COBRA coverage for up to twelve months.

There are no arrangements or understandings between Ms. Bertrandt and any other person pursuant to which she was appointed to serve as an officer of the Company. There are also no family relationships between Ms. Bertrandt and any director or executive officer of the Company, and Ms. Bertrandt does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to Ms. Bertrandt’s appointment, Glynis A. Bryan, Chief Financial Officer of the Company, had been serving as the Company’s Principal Accounting Officer on an interim basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: September 14, 2018	By:	Glynis A. Bryan
/s/ Glynis A. Bryan
Chief Financial Officer